Exhibit 10.21(c)

Capital Loan Agreement

Notarization

Inner Mongolia Autonomous Region Zhunger Notary office

Commission Guarantee Agreement

No. 04041

Principal: Inner Mongolia Tehong Coal Group Co., Ltd

Trustee: Inner Mongolia Yuansheng Investment&Guarantee Stock Co., Ltd

Principal applied for loan guarantee to trustee on July 13,2005. Negotiated by two sides, according to relevant stipulation in national law rule and Inner Mongolia Yuansheng Investment & Guarantee stock Co., Ltd, both sides signed the following agreement on the basis of honest credit equity and mutual benefit:

Article 1. Principal wants to sign loan contract with Chinese construction bank Zhunger branch, in which loan is RMB10 million RMB for one year. Principal requests trustee as guarantee for this loan, trustee agrees to guarantee for this loan.

Article 2. Principal would like to receive checkAeffective monitor and true material from trustee about usage of loan, operation statement, credit and debt, economic disputation, also issue a power of attorney about payment to loan bank (if principal defaults, leading to loss paid by trustee, principal appoints loan bank to pay trustee directly from principal’s account).

Article 3. Principal should provide back bond method accepted by trustee (back bond contract will be signed additionally.).

Article 4. Principal should pay trustee RMB 500 thousand as risk security, and trustee pays deposit interest according interest rate in bank at same period. This security should be paid to trustee before guarantee contract is signed, and should be returned to principal totally after principal fulfills loan contract.

Article 5. When trustee provides guarantee for principal, principal should pay trustee guarantee charge according to loan and guarantee period, and the standard guarantee charge rate per month is 2.5 ‰, full payment for the guarantee charge should be paid when the agreement is signed. If guarantee period is more than one year, this charge can be paid by installments.

Article 6. Principal should submit one of loan contract to trustee within 3 days after procedure for loan is finished; principal should refund loan and interest according to regulated time in loan contract.

Article 7. When there occurs change or withdraw in principal, principal should inform trustee one month advance. After agreed by trustee in writing, the rights and obligations in this agreement will be bore by changed institution. Without agreement from trustee in writing, principal can not be changed.

Article 8. If principal default the stipulation in loan contract and guarantee agreement, leading to loss in trustee, except trustee request principal’s joint liability (including disposal of back bond property, withholding of risk security and interest, appointed payment performed by loan bank, etc), principal should pay trustee 20% of guarantee fund as penalty; trustee can deduct this penalty directly from risk security. If guarantee fund is not enough to pay penalty, principal should pay difference additionally. The principal should pay relevant expense which is resulted by creditor’s right acquired, including communication fee, lawsuit fee and lawyer’s charge.

Article 9. This agreement will be effective after guarantee contract is issued by trustee; when principal fulfills total obligation, it will automatically be invalidated, or it will automatically invalidated when compensation given by trusteeAinterest Apenalty and other relevant expense will be liquidated totally.

Article 10. The item not mentioned in this agreement should be carried out according to stipulation in law and rule. If there is no stipulation in law or rule, both sides can reach supplementary agreement or item in writing as attachment, which has the same enforcement with this agreement.

Article 11. The disputation resulted in execution of this agreement should be negotiated to solve by two sides. If no conclusion, it can be solved by lawsuit, which will be dominated by court in trustee.

Article 12. There is duplicate in this agreement, each side holds one. Back bond contract is the sub-contract of this agreement, having the same enforcement with this agreement.

Article 13. Other items stipulated in this agreement:

Article 14.

Trustee has asked principal master every item in this agreement, also given relevant explanation for every item according to request from principal. Both sides are in same agreement with each other.

Principal (stamp): Inner Mongolia Tehong Coal Group Co., Ltd

Artificial person (president) or accredited representative: Wenxiang Ding

Date: Sep.29, 2005

Trustee (stamp): Inner Mongolia Yuansheng Investment&Guarantee Stock Co., Ltd

Artificial person: Zheng Guanghua

Date: Sep.29, 2005